Exhibit 99.1

Mannatech Reports Fourth Quarter and Full Year 2007

Sales and earnings decline; additional accrual made for litigation

Coppell, TX, March 14, 2008 – Mannatech, Incorporated (NASDAQ – MTEX) today reported a fourth quarter 2007 loss of $3.6 million or $0.13 cents per diluted share, which included an accrual of $4.7 million for litigation-related expenses. This compares to $0.30 cents earnings per diluted share and $8.2 million of net income for the fourth quarter of 2006. The company reported a pretax loss of $4.7 million compared to $12.2 million for the fourth quarter of 2006.

Fourth quarter net sales for 2007 were $99.9 million, a decrease of 6.5%, compared to $106.8 million in the fourth quarter of 2006. The sales decline resulted from a 20% decrease in North America sales compared to the fourth quarter of 2006. This was partially offset by a 27% increase in sales from international markets, primarily in Asia, in the fourth quarter of 2007 compared to the fourth quarter of 2006.

Terry Persinger, President and CEO commented, “Our U.S. market continues to experience softer sales and recruiting impacted by ongoing litigation. The company is continuing discussions with the Texas Attorney General’s staff toward a satisfactory resolution. In the meantime, we continue to invest in vital areas to restore sales and recruiting momentum. The higher fourth quarter expense levels reflected our strategy in the short-term to continue funding for the new research, products, and sales programs that will grow our business.”

Mr. Persinger continued, “We are looking for renewed momentum and improved profitability in the latter part of this year, resulting from the dual emphasis on global business development and cost management. A new sales platform and initiatives will kick off at MannaFest, our annual convention at the end of this month. At the same time, we look to enter new markets starting with the opening of South Africa in the second quarter.”

Total independent Associate and Member count based on a 12-month trailing period increased to 575,000 for the fourth quarter of 2007 as compared to 544,000 for the fourth quarter of 2006. The 5.7% growth resulted from higher retention of continuing independent Associates and Members which were up 43,000, a 12.6% increase compared to the same period last year. This increase was partially offset by a 5.9% decline in new independent Associates and Members on a 12-month trailing basis.

Full year 2007 net sales reached $412.7 million, up 0.1% from 2006. Net income for the full year 2007 was $6.6 million, compared to the full year 2006 net income of $32.4 million. Diluted earnings per share were $0.25 cents compared to $1.19 for the full year 2006.

Conference Call

Mannatech will hold a conference call and webcast to discuss this announcement with investors on Monday, March 17, 2008 at 9:00 a.m. Central Time, 10:00 a.m. Eastern Time. Investors may listen to the call by accessing Mannatech’s website at www.mannatech.com.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and

Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com

For geographical purposes, consolidated net sales primarily shipped to customers in these locations were as follows:

Net Sales in Dollars and as a Percentage of Consolidated Net Sales

(In millions, except percentages)

	For the three months ended December 31,
	2007		2006		Dollar change	Percentage change
United States	$53.5	53.6%	$68.6	64.2%	($15.1)	(22.0%)
Canada	6.7	6.7%	7.0	6.6%	(0.3)	(4.3%)
Australia	7.4	7.4%	7.7	7.2%	(0.3)	(3.9%)
United Kingdom	1.7	1.7%	1.8	1.7%	(0.1)	(5.6%)
Japan	10.9	10.9%	11.3	10.6%	(0.4)	(3.5%)
New Zealand	1.5	1.5%	2.1	2.0%	(0.6)	(28.6%)
Republic of Korea	15.3	15.3%	5.2	4.9%	10.1	194.2%
Taiwan	1.4	1.4%	1.1	1.0%	0.3	27.3%
Denmark	0.3	0.3%	1.0	0.9%	(0.7)	(70.0%)
Germany	1.2	1.2%	1.0	0.9%	0.2	20.0%

Totals	$99.9	100%	$106.8	100%	($6.9)	(6.5%)

	For the year ended December 31,
	2007		2006		Dollar change	Percentage change
United States	$244.5	59.2%	$271.4	66.2%	($26.9)	(9.9%)
Canada	27.4	6.6%	28.6	7.0%	(1.2)	(4.2%)
Australia	29.4	7.1%	30.5	7.4%	(1.1)	(3.6%)
United Kingdom	6.7	1.6%	7.5	1.8%	(0.8)	(10.7%)
Japan	42.3	10.3%	41.4	10.1%	0.9	2.2%
New Zealand	6.9	1.7%	8.9	2.2%	(2.0)	(22.5%)
Republic of Korea	44.0	10.7%	12.4	3.0%	31.6	254.8%
Taiwan	5.4	1.3%	3.7	0.9%	1.7	45.9%
Denmark	1.5	0.4%	3.4	0.8%	(1.9)	(55.9%)
Germany	4.6	1.1%	2.3	0.6%	2.3	100.0%

Totals	$412.7	100%	$410.1	100%	$2.6	0.6%

The number of new and continuing independent Associates and Members who purchased packs during the 12-months ended December 31, 2007 and 2006 were as follows:

	December 31, 2007		December 31, 2006		Number and percentage change
New	191,000	33.2%	203,000	37.4%	(12,000)	(5.9%)
Continuing	384,000	66.8%	341,000	62.6%	43,000	12.6%

Total	575,000	100.0%	544,000	100.0%	31,000	5.7%

MANNATECH INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$47,103	$45,701
Restricted cash	340	2,251
Accounts receivable, net of allowance of $877 and $0 in 2007 and 2006, respectively	618	999
Income tax receivable	2,136	2,155
Inventories, net	23,706	23,923
Prepaid expenses and other current assets	6,053	4,323
Deferred tax assets	1,789	1,478

Total current assets	81,745	80,830
Long-term investments	12,950	25,375
Property and equipment, net	42,818	16,523
Construction in progress	1,594	24,725
Long-term restricted cash	11,726	3,132
Other assets	1,470	1,372
Long-term deferred tax assets	151	278

Total assets	$152,454	$152,235

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current portion of capital leases	$110	$92
Accounts payable	3,637	3,339
Accrued expenses	30,315	26,841
Commissions and incentives payable	11,139	15,511
Taxes payable	6,198	3,556
Deferred revenue	4,769	2,697

Total current liabilities	56,168	52,036
Capital leases, excluding current portion	261	349
Long-term royalties due to an affiliate	2,440	2,879
Long-term deferred tax liabilities	5,165	7,444
Other long-term liabilities	1,565	730

Total liabilities	65,599	63,438

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,667,882 shares issued and 26,460,788 shares outstanding in 2007 and 27,617,081 shares issued and 26,409,987 shares outstanding in 2006	3	3
Additional paid-in capital	40,146	38,941
Retained earnings	62,620	66,393
Accumulated other comprehensive loss	(1,123)	(1,749)

	101,646	103,588
Less treasury stock, at cost, 1,207,094 shares in 2007 and 2006	(14,791)	(14,791)

Total shareholders’ equity	86,855	88,797

Total liabilities and shareholders’ equity	$152,454	$152,235

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three months ended December 31,		Years ended December 31,
	2007	2006	2007	2006
Net sales	$99,910	$106,769	$412,678	$410,069
Cost of sales	14,201	15,684	59,765	58,461
Commissions and incentives	46,611	46,866	189,067	182,215

	60,812	62,550	248,832	240,676

Gross profit	39,098	44,219	163,846	169,393

Operating expenses:
Selling and administrative expenses	20,967	19,324	84,298	71,892
Depreciation and amortization	2,953	1,417	10,236	4,960
Other operating costs	20,956	12,286	61,703	48,467

Total operating expenses	44,876	33,027	156,237	125,319

Income (loss) from operations	(5,778)	11,192	7,609	44,074
Interest income	798	750	2,700	2,513
Other income, net	271	297	180	1,101

Income (loss) before income taxes	(4,709)	12,239	10,489	47,688
(Provision) benefit from income taxes	1,141	(4,057)	(3,895)	(15,298)

Net income (loss)	$(3,568)	$8,182	$6,594	$32,390

Earnings (loss) per share:
Basic	$(0.13)	$0.31	$0.25	$1.22

Diluted	$(0.13)	$0.30	$0.25	$1.19

Weighted-average common shares outstanding:
Basic	26,461	26,405	26,443	26,598

Diluted	26,461	27,040	26,893	27,219